EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BigString Corporation (the “Company”) on Form 10-K for the year ended December 31, 2011 (the “Report”), I, Darin M. Myman, President and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. §78m or 78o(d), and,

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 12, 2012	By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer